CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus Supplement constituting part of the Registration Statement on Form S-3 (No. 333-58995) of Mid-State Homes, Inc. of our report dated November 24, 1998 relating to the financial statements of Mid-State Trust VII, which appears in such Prospectus Supplement. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tampa, Florida
November 24, 1998